Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161151 on Form S-8 of Wisconsin Energy Corporation of our report dated June 17, 2014 appearing in this Annual Report on Form 11-K of Wisconsin Energy Corporation Employee Retirement Savings Plan for the year ended December 31, 2013.

/s/CliftonLarsonAllen LLP

Milwaukee, Wisconsin
June 17, 2014